EXHIBIT 4.3








          ----------------------------------------------------------------

                                    TELEDYNE, INC.

                                         and

                           ALLEGHENY TELEDYNE INCORPORATED

                                          to

                           UNION BANK OF CALIFORNIA, N.A.,
                                      as Trustee

                                   ----------------

                                      INDENTURE

                               Dated as of June 1, 1974

                                   ----------------


                             THIRD SUPPLEMENTAL INDENTURE

                             Dated as of August 15, 1996

                                   ----------------


                     Guarantee by Allegheny Teledyne Incorporated








          -----------------------------------------------------------------

                    THIRD SUPPLEMENTAL INDENTURE ("Third Supplemental Indenture"), dated as of August 15, 1996, by and among TELEDYNE, INC., a Delaware corporation (hereinafter called the "Company"), having its principal office at 1901 Avenue of the Stars, Los Angeles, California 90067, ALLEGHENY TELEDYNE INCORPORATED, a Delaware corporation (hereinafter called the "Guarantor"), having its principal office at 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222, and UNION BANK OF CALIFORNIA, N.A., of Los Angeles, California, as Trustee (hereinafter called the "Trustee").

                               RECITALS OF THE COMPANY

                    The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of June 1, 1974 (such instrument and the supplemental indentures mentioned below, hereinafter collectively called the "Indenture"), providing for the issue of subordinated debentures of the Company, the first series of debentures thereunder having been designated as its 10% Subordinated Debentures Due 2004, Series A. Pursuant to the Indenture, Series A Debentures were issued of which $59,037,700 aggregate principal amount are Outstanding.

                    Pursuant to the Indenture, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of December 5, 1975, which set forth the terms of Debentures designated "10% Subordinated Debentures Due 2004, Series B". Series B Debentures were issued pursuant to the Indenture, but none of such Series B Debentures remain Outstanding at the date of this Third Supplemental Indenture.

                    Pursuant to the Indenture, the Company has heretofore executed and delivered to the Trustee a Second Supplemental Indenture dated as of May 5, 1980, which set forth the terms of Debentures designated "10% Subordinated Debentures Due 2004, Series C". Series C Debentures were issued pursuant to the Indenture, of which $305,715,210 aggregate principal amount are Outstanding.

                    On the date of this Third Supplemental Indenture, a wholly-owned subsidiary of the Guarantor has merged with and into the Company with the Company being the surviving corporation (the "Merger"), whereupon the Company has become a wholly-owned subsidiary of the Guarantor.

                    The Company desires to obtain an exemption from the requirements of filing with the Securities and Exchange Commission an annual report and such periodic information, documents and other reports as are required by Sections 13 and 15(d) of the Securities Exchange Act of 1934 with respect to the Company during and for its current fiscal year and thereafter, and for that purpose the Company and the Guarantor are willing to supplement the Indenture by adding thereto the provisions set forth in this Third Supplemental Indenture pursuant to Article Nine of the Indenture. Such Guarantee is for the benefit, and will not adversely affect the interests, of the Holders.

                    The Company has delivered to the Trustee an Opinion of Counsel stating that the execution of this Third Supplemental Indenture is permitted by the Indenture.

                    NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE
          WITNESSETH:

                    For and in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:

                                    ARTICLE III-1

                                      Guarantee

                    SECTION III-101. Obligation of Guarantor. The Guarantor hereby expressly guarantees the due and punctual payment of the principal of and premium, if any, and interest on the Debentures, when and as the same shall become due and payable, whether upon acceleration, redemption or stated maturity, in accordance with the terms of the Debentures and the Indenture (herein called the "Guarantee"), and in case of the failure of the Company punctually to make any such payment of principal, premium, if any, or interest, the Guarantor hereby agrees to make any such payment, or cause any such payment to be made, punctually when and as the same shall be due and payable in accordance with the terms of the Debentures and the Indenture, and as if such payment were made by the Company. The Guarantor does not hereby guarantee the performance by the Company of any other of the Company's covenants, agreements or obligations under the Debentures or the Indenture. The Guarantee shall be deemed to be a third-party beneficiary agreement for the benefit of the Holders of the Debentures from time to time.

                    Upon any failure by the Guarantor to make due and punctual payment of the principal, premium, if any, and/or interest with respect to which a failure by the Company to make due and punctual payment in accordance with the terms of the Debentures and the Indenture shall have occurred, the Trustee and the Holders of the Debentures shall have the same rights, powers and duties, exercisable in accordance with the same terms and conditions and subject to the same limitations, as apply under the Indenture with respect to such failure by the Company.

                    SECTION III-102. Reports, etc. by Guarantor. The Guarantor shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                                    ARTICLE III-2

                                    Subordination

                    SECTION III-201. Guarantee Subordinate to Senior Guarantor Debt. The Guarantor covenants and agrees, and each Holder of Debentures, by his acceptance thereof, likewise covenants and agrees, that the Guarantee shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Guarantor Debt.

                    For all purposes of the Indenture and this Third Supplemental Indenture, "Senior Guarantor Debt" means the principal of (and premium, if any) and interest on the guarantee by Guarantor of payment of the principal of and premium, if any, and interest on the 6.95% Debentures Due December 15, 2025 of Allegheny Ludlum Corporation, and any other particular indebtedness or obligation of the Guarantor not outstanding on the date hereof but which may be incurred or created thereafter, or any renewal of any indebtedness or obligation of the Guarantor thereafter made, unless in the case of any such indebtedness or obligation or renewal thereof the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such indebtedness or obligation is not superior in right of payment to the Guarantee; provided, however, that notwithstanding any provision of this paragraph, Senior Guarantor Debt shall not include Guarantor's guarantee of even date herewith of the Company's debentures issued pursuant to that certain indenture dated as of June 1, 1969 as supplemented, which guarantee shall be pari passu in right and time of payment with the obligations of Guarantor hereunder.

                    SECTION III-202. Rights of Senior Guarantor Debt Upon Dissolution, etc. In the event of any payment or distribution of assets of the Guarantor upon its dissolution, winding up or liquidation or upon any reorganization, readjustment, arrangement or similar proceeding relating to the Guarantor or its property (whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or upon any other marshaling of the assets and liabilities of the Guarantor, or otherwise),

                    (1) all Senior Guarantor Debt shall first be paid in
               full, or provision made for such payment, before any payment is made by the Guarantor on account of the principal of (and premium, if any) or interest on the indebtedness evidenced by the Debentures;

                    (2) any payment or distribution of assets of the
               Guarantor of any kind or character, whether in cash, property or securities (other than stock of the Guarantor as reorganized or readjusted or securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Guarantee, to the payment of all Senior Guarantor Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), to which the Holders of the Debentures would be entitled except for the provisions of this Article, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Guarantor Debt or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Guarantor Debt may have been issued pro rata, as their respective interests may appear, for application to the payment of all Senior Guarantor Debt remaining unpaid to the extent necessary to pay all Senior Guarantor Debt in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Guarantor Debt; and

                    (3) in the event that, notwithstanding the foregoing,
               any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities (other than stock of the Guarantor as reorganized or readjusted or securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Guarantee, to the payment of all Senior Guarantor Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Trustee or the Holders of the Debentures before all Senior Guarantor Debt is paid in full, or provision made for its payment, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Guarantor Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Guarantor Debt may have been issued, pro rata as their respective interests may appear, for application to the payment of all Senior Guarantor Debt remaining unpaid to the extent necessary to pay all such Senior Guarantor Debt in full after giving effect to any concurrent payment of distribution, or provision therefor, to the holders of such Senior Guarantor Debt.

          The Guarantor shall give prompt written notice to the Trustee of any such dissolution, winding up, liquidation, reorganization, readjustment, arrangement or similar proceeding. The Trustee (subject to Section 601 of the Indenture) shall be entitled to assume that no such event has occurred unless and until the Trustee shall have received notice in writing thereof from the Guarantor or a holder of Senior Guarantor Debt. Upon any payment or distribution of assets of the Guarantor referred to in this Article, the Trustee (subject to Section 601 of the Indenture) shall be entitled to rely upon a certificate of the trustee in bankruptcy, receiver, assignee for benefit of creditors or other liquidating agent making such payment or distribution, delivered to the Trustee or to the Holders of Debentures, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Guarantor Debt and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

                    SECTION III-203. Subrogation and Purpose of Article. Subject to the payment in full of all Senior Guarantor Debt, Holders of the Debentures (together with the holders of any other indebtedness of the Guarantor which is subordinate in right of payment to the payment of other indebtedness of the Guarantor but is not subordinate in right of payment to the Guarantee and by its terms grants such right of subrogation to the holders thereof) shall be subrogated to the rights of the holders of Senior Guarantor Debt to receive payments or distributions of assets of the Guarantor made on the Senior Guarantor Debt until the principal of (and premium, if any) and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Guarantor Debt of any cash, property or securities to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of Senior Guarantor Debt by the Holders of the Debentures shall, as between the Guarantor, its creditors other than the holders of Senior Guarantor Debt and the Holders of Debentures, be deemed to be a payment by the Guarantor to or on account of Senior Guarantor Debt, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of Senior Guarantor Debt, on the other hand.

                    SECTION III-204. Effect of Article on Other Creditors. Nothing contained in this Article or in the Indenture, or in the Debentures, is intended to or shall impair, as between the Guarantor, its creditors other than the holders of Senior Guarantor Debt, and the Holders of the Debentures, the obligation of the Guarantor, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of (and premium, if any) and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Debentures and creditors of the Guarantor other than the holders of Senior Guarantor Debt, nor shall anything herein or therein prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article of the holders of Senior Guarantor Debt in respect of cash, property or securities of the Guarantor received upon the exercise of any such remedy.

                    SECTION III-205. Default on Senior Guarantor Debt. If there shall have occurred a default on any Senior Guarantor Debt, then, unless and until such default shall have been cured or waived, no payment shall be made by the Guarantor with respect to the principal (including any Sinking Fund payments) of (or premium, if any) or interest on the Debentures, except that Debentures acquired prior to default may be delivered in lieu of a Sinking Fund payment in cash in accordance with Section 1202 of the Indenture.

                    SECTION III-206. Payments by Guarantor and Trustee. Nothing contained in this Article or in the Indenture, or in any of the Debentures, shall prevent:

                    (1) the Guarantor from making payment of the principal
               of (or premium, if any) or interest on the Debentures or from depositing with the Trustee or any Paying Agent moneys for such payments, at any time except under the conditions described in Section III-205 or during the pendency of any dissolution, winding up or liquidation of the Guarantor or reorganization, readjustment, arrangement or other proceeding affecting the affairs of the Guarantor; or

                    (2) the application by the Trustee or any Paying Agent
               of any moneys deposited with it under the Indenture or this Third Supplemental Indenture to the payment of or on account of the principal of (or premium, if any) or interest on the Debentures, or the acceptance by the Trustee of Debentures delivered in lieu of a Sinking Fund payment in cash in accordance with Section 1202 of the Indenture, if such payment or delivery would not have been prohibited by the provisions of Section 1202 of the Indenture or Section III-205 on the dates such moneys were so deposited or Debentures delivered.

                    SECTION III-207.  Enforcement Rights not Prejudiced.
          No right of any present or future holders of any Senior Guarantor Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Guarantor with the terms, provisions and covenants of this Third Supplemental Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                    SECTION III-208. Trustee as Attorney-in-Fact. By accepting a Debenture, the Holder thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

                    SECTION III-209. Trustee's Senior Guarantor Debt. The Trustee shall be entitled to all the rights set forth in this
          Article in respect of any Senior Guarantor Debt at any time held by it, to the same extent as any other holder of Senior Guarantor Debt, and nothing in Section 613 or elsewhere in the Indenture shall deprive the Trustee of any of its rights as such holder.

                                    ARTICLE III-3

                                   Debenture Forms

                    SECTION III-301. Notation. Debentures issued upon any registration of transfer or exchange of Debentures shall be imprinted by the Trustee with the following notation:

                    Allegheny Teledyne Incorporated, a Delaware corporation, has guaranteed the due and punctual payment of the principal of and premium, if any, and interest on this Security, and the holder of this Security is entitled to the benefits of such guarantee which is, to the extent and in the manner provided in the supplemental indenture mentioned below, subordinate and subject in right of payment to the prior payment in full of all Senior Guarantor Debt, whether outstanding on the date of such supplemental indenture or thereafter incurred or created, and such guarantee is issued subject to such provisions. Each Holder of this Debenture, by accepting the same (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in such supplemental indenture, and (iii) appoints the Trustee as such Holder's attorney-in-fact for such purpose. Reference is hereby made to the Third Supplemental Indenture dated as of August 15, 1996, copies of which are on file with the Trustee, for the precise terms of the guarantee therein made.

                    SECTION III-302. New Debentures. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Company, to this Third
          Supplemental Indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures, instead of being imprinted as hereinabove provided.

                                    ARTICLE III-4

                                  General Provisions

                    SECTION III-401. Recitals. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to validity or sufficiency of this Third Supplemental Indenture.

                    SECTION III-402. Definitions. Terms used in this Third Supplemental Indenture which are defined in the Indenture and not otherwise defined herein shall have the respective meanings set forth in the Indenture.

                    SECTION III-403. Notices, etc. to Trustee and Guarantor. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Third Supplemental Indenture to be made upon, given or furnished to, or filed with,

                    (1) the Trustee by the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

                    (2) the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Guarantor addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Guarantor.

                    SECTION III-404. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision which is required to be included in this Third Supplemental Indenture by any of the provisions of TIA, such required provision shall control.

                    SECTION III-405. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                    SECTION III-406. Successors and Assigns. All covenants and agreements in this Third Supplemental Indenture by the Guarantor shall bind its successors and assigns, whether so expressed or not.

                    SECTION III-407. Separability Clause. In any case any provision in this Third Supplemental Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                    SECTION III-408. Benefits of Third Supplemental Indenture. Nothing in this Third Supplemental Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Guarantor Debt and the Holders of Debentures, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.

                    SECTION III-409.  Governing Law.  This Third
          Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Indenture and its construction.

                    SECTION III-410. Indenture Confirmed. The Indenture, except as herein amended, supplemented or modified, is in all respects ratified and confirmed by this Third Supplemental Indenture, and the provisions of this Third Supplemental Indenture shall be deemed to be a part of the Indenture.

                    SECTION III-411. Date. The date of this Third Supplemental Indenture is intended as and for a date for the convenient identification of this instrument and is not intended to indicate that this instrument was executed or delivered on said date, it being hereby provided and stipulated that this instrument may be executed and delivered either on said date or before or after said date, and is, in fact, executed and delivered on the dates of the respective certificates of acknowledgement hereto attached.

                    SECTION III-412. Execution by Trustee. The Trustee has executed this instrument solely on the condition that in addition to any and all rights, powers, privileges and immunities given to it by this instrument, it shall also have and enjoy with respect to this instrument all of the rights, powers, privileges and immunities given to it by the Indenture.

                       [REST OF PAGE INTENTIONALLY LEFT BLANK.]

                                        * * *

                    This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                    IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


          Attest:                            TELEDYNE, INC.


          /s/ Joel C. Colbourn               By: /s/ William P. Rutledge
          ------------------------------        --------------------------
          Name:  Joel C. Colbourn                Name:  William P. Rutledge
          Title: Assistant Treasurer             Title: Chief Executive
                                                         Officer



          Attest:                            ALLEGHENY TELEDYNE
                                               INCORPORATED


          /s/ Jon D. Walton                  By: /s/ William P. Rutledge
          ------------------------------        ---------------------------
          Name:   Jon D. Walton                  Name:  William P. Rutledge
          Title:  Vice President -               Title: Chief Executive
                    General Counsel &                    Officer
                    Secretary



          Attest:                            UNION BANK OF CALIFORNIA, N.A.


          /s/ Jon D. Walton                      By: /s/ Andrew R. Ball
          ------------------------------            -----------------------
          Name:   Jon D. Walton                  Name: Andrew R. Ball
          Title:  Vice President -               Title:  Assistant
               General Counsel &                         Vice President
                Secretary

          STATE OF CALIFORNIA      )
                                   :  ss
          COUNTY OF LOS ANGELES    )


                    On this 9th day of August, in the year 1996, before me, a

          Notary Public in and for said County and State, personally appeared

          William P. Rutledge, known to me to be a Chief Executive Officer of

          Teledyne, Inc., one of the corporations that executed the within instrument, and acknowledged to me that such corporation executed the within instrument pursuant to its By-Laws or a resolution of its Board of Directors.

                                        /s/ Keisha Benson
                                        -----------------------------------
                                        Notary Public in and for the
                                        State of California

          STATE OF CALIFORNIA           )
                                        :   ss
          COUNTY OF LOS ANGELES         )


                    On this 9th day of August, in the year 1996, before me, a

          Notary Public in and for said County and State, personally appeared

          William P. Rutledge, known to me to be a President and Chief Executive

          Officer of Allegheny Teledyne Incorporated, one of the corporations that executed the within instrument, and acknowledged to me that such corporation executed the within instrument pursuant to its By-Laws or a resolution of its Board of Directors.



                                        /s/ Keisha Benson
                                        -----------------------------------
                                        Notary Public in and for the
                                        State of California

          STATE OF CALIFORNIA      )
                                   :  ss
          COUNTY OF LOS ANGELES    )


                    On this 9th day of August, in the year 1996, before me, a

          Notary Public in and for said County and State, personally appeared

          ANDREW R. BALL, known to me to be an Assistant Vice President of Union

          Bank of California, N.A., one of the corporations that executed the within instrument, and acknowledged to me that such corporation executed the within instrument pursuant to its By-Laws or a resolution of its Board of Directors.





                                        /s/ Lisa Shepherd
                                        -----------------------------------
                                        Notary Public in and for the
                                        State of California